Exhibit (n)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

  Salient Absolute Return Master Fund:

We consent to the use of our report dated February 27, 2012 for Salient Absolute Return Master Fund, incorporated by reference herein.

/s/ KPMG LLP
Columbus, Ohio
April 26, 2012